UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

Saucony, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-05083	04-1465840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13 Centennial Drive, Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 532-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Saucony, Inc., a Massachusetts corporation (the “Company”), announced today that on June 16, 2005 the Company submitted the filing required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed acquisition of the Company by The Stride Rite Corporation (“Stride Rite”) and requested early termination of the review period. The Company entered into a merger agreement (the “Merger Agreement”) with Stride Rite on June 1, 2005, under which Stride Rite has agreed to acquire the Company. The Company also announced today that on June 9, 2005 it filed preliminary proxy materials with the Securities and Exchange Commission (the “SEC”). The SEC has advised the Company that it will review the Company’s preliminary proxy materials.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company has filed with the SEC a preliminary proxy statement and plans to file with the SEC and mail to its shareholders a definitive proxy statement in connection with the transaction. The preliminary proxy statement contains, and the definitive proxy statement when it becomes available will contain, important information about the Company, Stride Rite, the transaction and related matters. Investors and security holders are urged to read carefully the preliminary proxy statement and the definitive proxy statement when it becomes available.

Investors and security holders may obtain free copies of the preliminary proxy statement and other documents filed by the Company with the SEC, including the definitive proxy statement when it is filed, through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the definitive proxy statement from the Company by contacting Saucony Investor Relations, Saucony, Inc., 13 Centennial Drive, Peabody, Massachusetts 01960, 978-532-9000.

Stride Rite and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding Stride Rite’s directors and executive officers is contained in Stride Rite’s Annual Report on Form 10-K for the year ended December 3, 2004 and its proxy statement dated February 25, 2005, which are filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 27, 2005, which are filed with the SEC. As of January 31, 2005, the Company’s directors and executive officers and their affiliates beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 1,232,790 shares, or 48.9%, of the Company’s Class A Common Stock and approximately 1,106,082 shares, or 24.1%, of the Company’s Class B Common Stock. All outstanding options for Company Common Stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $23 per share purchase price.

In addition, in connection with the execution of the Merger Agreement, Messrs. Fisher and Gottesman entered into executive benefits agreements. Stride Rite has also requested that Mr. Fisher enter into a one-year consulting agreement with Stride Rite effective upon the closing of the merger.

A more complete description of these arrangements is available in the preliminary proxy statement and will be available in the definitive proxy statement when it becomes available.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K contain forward-looking statements regarding the proposed transaction between Stride Rite and Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Stride Rite’s or the Company managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain the approval of the Company’s shareholders; the ability to consummate the transaction; the ability of Stride Rite to successfully integrate the Company’s operations and employees; intense competition among designers, marketers, distributors and sellers of footwear; changes in consumer fashion trends that may shift to footwear styling not currently included in the Company’s product lines; the loss of significant suppliers or customers, such as department stores and specialty retailers; the consolidation or restructuring of such customers, including large chain and department stores, which may result in unexpected store closings; difficulties in implementing, operating and maintaining complex information systems and controls, including, without limitation, the systems related to retail stores, systems related to demand and supply planning and inventory control; and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent Quarterly Report on Form 10-Q filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUCONY, INC.

Date: June 20, 2005	By:	/s/ Michael Umana
Michael Umana Chief Operating Officer, Executive Vice President, Finance and Chief Financial Officer